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As filed with the Securities and Exchange Commission on August 8, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

REMEC, INC.
(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation or Organization)	95-3814301 (I.R.S. Employer Identification No.)

9404 Chesapeake Drive
San Diego, California 92123
(Address of Principal Executive Offices)

EQUITY INCENTIVE PLAN
EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plans)

Ronald E. Ragland
Chairman & Chief Executive Officer
REMEC, INC.
9404 Chesapeake Drive
San Diego, California 92123
(Name and Address of Agent For Service)

(858) 560-1301
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

VICTOR A. HEBERT, ESQ.
RANDALL B. SCHAI, ESQ.
HELLER EHRMAN WHITE & MCAULIFFE LLP
333 BUSH STREET
SAN FRANCISCO, CALIFORNIA 94101
Telephone: (415) 772-6000
Facsimile: (415) 772-6268

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	3,337,500	$10.68	$35,644,500	$8,912

(1)
The shares covered by this registration statement represent the shares of Common Stock which have become available for issuance under the Registrant's Equity Incentive Plan and Employee Stock Purchase Plan as a result of amendments to such plans approved by the shareholders at the Registrant's Annual Meeting of Shareholders held on June 4, 1999 (as adjusted for a 3:2 stock split effective June 30, 2000).

(2)
Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)
Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant's Common Stock reported on the Nasdaq National Market on August 7, 2001.

STATEMENT UNDER GENERAL INSTRUCTION E
REGISTRATION OF ADDITIONAL SECURITIES

    Unless otherwise noted herein, the contents of the Registrant's Form S-8 Registration Statements (File Nos. 333-4224 and 333-37191) are incorporated by reference into this registration statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

    The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated by reference in this registration statement:

  (a)
  Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2001.

  (b)
  Registrant's Quarterly Report on Form 10-Q for the quarter ended April 27, 2001.

  (c)
  Registrant's Current Report on Form 8-K filed May 13, 2001.

  (d)
  Registrant's Current Report on Form 8-K filed June 15, 2001.

  (e)
  The description of the Common Stock of the Registrant contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on December 13, 1995 pursuant to Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act").

    All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6. Indemnification of Directors and Officers

    Pursuant to Sections 204(a) and 317 of the California Corporations Code, as amended, the Registrant has included in its articles of incorporation and bylaws provisions regarding the indemnification of officers and directors of the registrant.

    Article Fourth and Fifth of Registrant's Restated Articles of Incorporation, as amended, provide as follows:

    "Fourth: The liability of directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law."

    "Fifth: This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to this Corporation and its shareholders through bylaw provisions, or through agreements with the agents, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Code."

II–1

    Article V of Registrant's Bylaws, as amended, provides as follows:

    "The corporation shall, to the maximum extent permitted by the California General Corporation Law, indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the corporation. For the purposes of this Section, an "agent" of the corporation includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation."

    The Registrant has entered into indemnification agreements with its officers and directors.

Item 8. Exhibits

5	Opinion of Heller Ehrman White & McAuliffe LLP
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Arthur Andersen, Independent Auditors
23.3	Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5)
24	Power of Attorney (page II-3)

II–2

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 3rd day of August, 2001.

REMEC, INC.
By:	/s/ RONALD E. RAGLAND Ronald E. Ragland Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Ronald E. Ragland and David L. Morash his true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the registration statement on Form S-8, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

II–3

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RONALD E. RAGLAND Ronald E. Ragland	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	August 3, 2001
/s/ ERROL EKAIREB Errol Ekaireb	President and Chief Operating Officer	August 3, 2001
/s/ DAVID L. MORASH David L. Morash	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 3, 2001
/s/ THOMAS A. CORCORAN Thomas A. Corcoran	Director	August 3, 2001
/s/ ANDRE R. HORN Andre R. Horn	Director	August 3, 2001
/s/ JEFFREY M. NASH Jeffrey M. Nash	Director	August 3, 2001

II–4

INDEX TO EXHIBITS

Item No.	Description of Exhibits
5	Opinion of Heller Ehrman White & McAuliffe LLP
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Arthur Andersen, Independent Auditors
23.3	Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5)
24	Power of Attorney (page II-3)

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STATEMENT UNDER GENERAL INSTRUCTION E REGISTRATION OF ADDITIONAL SECURITIES
PART II
  Item 3. Incorporation of Documents by Reference
  Item 6. Indemnification of Directors and Officers
  Item 8. Exhibits
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS